UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported)	January 15, 2021

QCR HOLDINGS, INC.

(Exact name of registrant as specified in charter)

Commission File Number: 0-22208

Delaware	42-1397595
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification Number)

3551 Seventh Street Moline, Illinois 61265
(Address of principal executive offices, including zip code)

(309) 736-3584

(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act.

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1.000 Par Value	QCRH	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§ 240.12b–2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 15, 2021, QCR Holdings, Inc. (the “Company”) and Robert C. Fulp, Chief Executive Officer of Springfield First Community Bank, a wholly owned bank subsidiary of the Company (the “Bank”), entered into a Separation Agreement and General Release of Claims (the “Agreement”). Mr. Fulp will retire from the Bank as CEO and from its Board of Directors, effective on February 11, 2021 (the “Retirement Date”).

The Company and the Bank thank Mr. Fulp for his contributions to the Bank’s growth and success over the years. Since 2011, Mr. Fulp has overseen its growth to an $800 million bank and its strategic partnership with the Company in 2018. Mr. Fulp has been an active member of the Springfield community and the Company is pleased that he will continue to devote his time and attention to the community.

Pursuant to the terms of the Agreement, Mr. Fulp will receive: (i) a cash severance payment equal to 200% of his current base salary to be paid in equal monthly installments starting over the 24-month period following the Retirement Date; (ii) that portion of his current annual base salary which had been earned but unpaid, less applicable deductions and withholdings; (iii) any performance based annual deferred cash compensation due to Mr. Fulp for the fiscal year ending December 31, 2020; (iv) the monetary equivalent of his accrued but unused vacation time and other eligible paid time off, less applicable deductions and withholdings; (v) payment for any unreimbursed out-of-pocket expenses incurred by Mr. Fulp in connection with the performance of his duties before the Retirement Date; and (vi) until April 2022, COBRA premium payments for Mr. Fulp and his eligible dependents to the extent such COBRA premium payments exceed premiums paid by then-current employees of for similar coverage. All previously granted stock awards issued to Mr. Fulp pursuant to the Company’s 2016 Equity Inventive Plan shall vest in accordance with the terms of the applicable award.

Mr. Fulp’s rights with respect to any benefits, incentives or awards provided to him pursuant to the terms and conditions of any other plan, program or arrangement sponsored or maintained by the Company will continue to be subject to the terms and conditions of such plan, program or arrangement. The Agreement includes Mr. Fulp’s general release of claims against the Company and its subsidiaries and his agreement to certain restrictive covenants, including a 24-month non-competition provision limiting certain competitive activities and a 24-month non-solicitation provision.

Item 7.01.	Regulation FD Disclosure.

On January 19, 2021, the Company issued a press release announcing Mr. Fulp’s retirement from the Bank, a copy of which is furnished herewith as Exhibit 99.1, and is incorporated herein by reference.

The information contained in this Item 7.01 and Exhibit 99.1 shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such section, nor will such information be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as may be expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release dated January 19, 2021.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 19, 2021	QCR Holdings, Inc.

	By:	/s/ Todd A. Gipple
	Name:	Todd A. Gipple
	Title:	President, Chief Operating Officer and Chief Financial Officer